Filed Pursuant to Rule 424(b)(5)
Registration No. 333-219130

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 20, 2017)

$12,500,000

Common Stock

This prospectus supplement relates to the issuance and sale of up to $12,500,000 of shares of our common stock from time to time through our sales agent, B. Riley FBR, Inc., or B. Riley FBR, the “sales agent.” These sales, if any, will be made pursuant to the terms of the At Market Issuance Sales Agreement, or the sales agreement, between us and the sales agent.

Our common stock is traded on the Nasdaq Capital Market, or the NASDAQ, under the symbol “BMRA.” On March 19, 2020, the closing sale price of our common stock on NASDAQ was $16.00 per share. As of March 19, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $135,919,728 based on 8,494,983 shares of common stock held by non-affiliates and the last reported sale price of our common stock on such date.

Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.

The sales agent is not required to sell any specific number of shares of our common stock. The sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The sales agent will be entitled to compensation under the terms of the sales agreement at a commission rate equal to 3.0% of the gross proceeds of the sales price of common stock that they sell. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of common stock on our behalf, B. Riley FBR will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley FBR with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-7 of this prospectus, and the risk factors contained in other documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley FBR

The date of this prospectus supplement is March 20, 2020

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our common stock.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the sales agent has authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market opportunity, market position and competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

This prospectus supplement and the accompanying prospectus, and any documents incorporated by reference herein or therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into the prospectus. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Note Regarding Forward-Looking Statements.”

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since July 20, 2017, the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated or the context otherwise requires, the terms “Company,” “Biomerica,” “we,” “us” and “our” refer to Biomerica, Inc., a Delaware corporation, and its predecessors and consolidated subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus in its entirety, including the information incorporated by reference herein and therein.

Company Overview

We are a medical device company that develops, manufactures, and markets medical diagnostic products designed for the early detection and monitoring of chronic diseases and medical conditions. Our medical diagnostic products are sold worldwide in two markets: 1) clinical laboratories and 2) point of care (physicians’ offices and over-the-counter drugstores). Our diagnostic test kits are used to analyze blood, urine, or fecal specimens from patients in the diagnosis of various diseases and other medical complications, by measuring or detecting the existence and/or level of specific bacteria, hormones, antibodies, antigens or other substances, which may exist in a patient’s body, stools, or blood, often in extremely small concentrations.

We primarily focus on products for gastrointestinal diseases, food intolerances, diabetes and certain esoteric tests. These diagnostic test products utilize immunoassay technology. Our products are CE marked and/or sold for diagnostic use around the world where they are registered by each country’s regulatory agency.  In addition, some products are cleared for sale in the U.S. by the U.S. Food and Drug Administration, or FDA.

Technological advances in medical diagnostics have made it possible to perform diagnostic tests within the home and the physician’s office (the point of care), rather than in the clinical laboratory. One of our objectives has been to develop and market rapid diagnostic tests that are accurate, employ easily obtained specimens, and are simple to perform without instrumentation. Our over-the-counter and professional rapid diagnostic products help to manage existing medical conditions and may save lives through early detection and prompt diagnosis. In the past, tests of this kind required the services of medical technologists and sophisticated instrumentation. Frequently, results were not available until at least the following day. We believe that rapid point of care tests can be as accurate as laboratory tests when used properly, require limited to no instrumentation, give reliable results in minutes and can be performed with confidence in the home or the physician’s office.

We maintain our headquarters in Irvine, California where we house administration, product development, sales and marketing, customer services and some manufacturing operations.  A part of our manufacturing and assembly operations is located in Mexicali, Mexico, in order to reduce the cost of manufacturing and compete more effectively worldwide.  We have established wholly owned subsidiaries in both Mexico and Germany. We expend considerable funds in research and development of certain new products that diagnose and, in certain cases, are designed to be used as a therapy for several major medical diseases.  These products are both internally developed and licensed from others. We utilize experienced technical personnel to improve existing products, develop new products and evaluate and license or purchase technologies owned by third parties that could be implemented into products we sell.  We are currently pursuing the development of multiple tests for the gastrointestinal market, and other disease states that pertain to a patient’s food intolerance.

Corporate Information

Biomerica was originally incorporated in Delaware in September 1971. We also have two wholly owned subsidiaries, Biomerica de Mexico, which are used for assembly/manufacturing, and BioEurope GmbH, which acts as a distributor of Biomerica products in certain markets. Our principal executive offices are located at 17571 Von Karman Avenue, Irvine, California 92614, and our telephone number is (949) 645-2111. Our corporate website address is www.biomerica.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Subsequent Events

On March 17, 2020, we announced we have commenced shipping initial samples of our COVID-19 IgG/IgM Rapid Test (qualitative membrane-based immunoassay for the detection of IgG and IgM antibodies to SARS-CoV-2 in whole blood or serum), or our COVID Test, to countries outside the US for evaluation.  Our COVID Test is a finger prick blood test that shows results in approximately 10 minutes.  The COVID Test can be performed by trained professionals at any location, including airports, schools, work, pharmacies and doctors’ offices.  The evaluation test kits have been requested by Ministries of Health in multiple countries through our distribution partners who are working with their government agencies to assess the tests and forecast demand.   Our COVID Test is a disposable point-of-care serology test.  Initial studies indicate that serology tests can identify if someone has been exposed to the COVID-19 virus, and can further detect if a person was recently infected with the disease even if they have never shown or are no longer showing symptoms.  Furthermore, current polymerase chain reaction, or PCR, tests for COVID-19 generally require patient samples to be sent to a lab, thus increasing the cost of the test and reducing the speed to obtain a result.

On March 19, 2020, we received a CE Mark for our COVID Test, which will allow us to sell our COVID Test in the European Economic Area.  In addition, we have begun the application process with the FDA under the COVID-19 Emergency Use Authorization (EUA), aimed at the possible clearance and eventual use of the test in the US. While we have begun the process of seeking FDA clearance under this EUA, it is unclear if or when we will be able to complete the testing and other regulatory requirements necessary to attain clearance for our COVID Test to be marketed and sold in the US.  Since we are in the very early stages of the FDA application approval process, there can be no assurances that any such approvals will be obtained.  At this time, the product is not available for sale or use in the US.  In addition, we have filed three provisional patent applications with broad claims around technology that can potentially be used to identify several Corona viruses including SARS-CoV-2, SARS, MERS and potential future mutations or strains of these viruses.

The Offering

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read the section entitled “Description of Capital Stock.”

Issuer	Biomerica, Inc.
Common stock offered	Shares of our common stock having an aggregate offering price of up to $12,500,000.
Manner of offering	“At the market offering” that may be made from time to time through our sales agent, B. Riley FBR, Inc. See “Plan of Distribution” beginning on page S-16 of this prospectus.
Common stock to be outstanding after this offering(1)

Up to 10,632,340 shares, assuming sales price at a price of $16.00 per share, which was the closing price of our common stock on the NASDAQ on March 19, 2020. The actual number of shares issued will vary depending on the sales price under this offering.

Risk Factors

Your investment in our common stock involves substantial risks. You should read carefully the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NASDAQ symbol	BMRA
Use of Proceeds

We intend to use the net proceeds from this offering, if any, for general corporate purposes, including, without limitation, sales and marketing activities, clinical studies and product development, making acquisitions of assets, businesses, companies or securities, capital expenditures, and for working capital needs. See “Use of Proceeds” beginning on page S-10 of this prospectus.

(1)                   The common stock outstanding after the offering is based on approximately 9,851,090 shares of our common stock outstanding as of November 30, 2019 and the sale of 781,250 shares of our common stock at an assumed offering price of $16.00 per share, the last reported sale price of our common stock on the NASDAQ on March 19, 2020, and excludes the following:

•         571,429 shares of Series A Preferred Stock issued on February 26, 2020;

•          721,125 shares of our common stock sold under our prospectus supplement dated December 1, 2017 since November 30, 2019;

•         1,386,834 shares of our common stock issuable upon the exercise of options outstanding as of November 30, 2019, having a weighted average exercise price of $2.09 per share;

•         13,625 shares of our common stock reserved for future issuance as of November 30, 2019 under our 2010 Stock Incentive Plan;

•         46,750 shares of our common stock reserved for future issuance as of November 30, 2019 under our 2014 Stock Incentive Plan; and

•         273,916 shares of our common stock reserved for future issuance under our 2017 Stock Incentive Plan.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in other documents incorporated by reference in this prospectus. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus. These updated Risk Factors will be incorporated by reference in this prospectus.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations and prospects. Certain statements below are forward-looking statements. See the information included under the heading “Note Regarding Forward-Looking Statements.”

Risks Associated with our Company

Our business could be adversely affected by the effects of widespread public health epidemics.

Public health epidemics or widespread outbreaks of contagious diseases could adversely impact our business. Any outbreak of contagious diseases, such as the recent novel strain of coronavirus (COVID-19) that is affecting the global community, could affect our operations depending on future developments, which are highly uncertain and largely beyond our control. These uncertain factors, including the duration of the outbreak, the severity of the disease and the actions to contain or treat its impact (including federal, state and local directives to remain at home or forced business closures), could impair our operations, including among others, employee mobility and productivity, availability of facilities, conduct of clinical trials, manufacturing and supply capacity, disruption of our supply chain, availability of shipping and distribution channels, restrictions on import and export regulations, availability/productivity of third party service suppliers.

If our COVID Test is unable to gain acceptance in the market, proves to be ineffective or less effective than expected, and/or we do not receive regulatory approvals for our COVID Test, our results of operation could be materially harmed.

Although we believe that our COVID Test represents a promising test for COVID-19 virus exposure, the test may never gain significant acceptance in the marketplace and therefore may never generate substantial revenue or profits for us. We will need to establish a market for our COVID Test. Gaining acceptance in medical communities requires increasing awareness of our COVID Test and its benefits. Industry professionals and regulatory agencies may not consider the results of our COVID Test sufficiently accurate or effective.

Our ability to successfully market our COVID Test will depend on numerous factors, including:

•         our ability to demonstrate the efficacy, speed and cost of our COVID Test;

•         whether health care providers and governmental agencies believe our COVID Test is sufficiently safe, effective, accurate; and

•         whether the medical community accepts our COVID Test as a supplement to, alternative to, or complimentary to, current PCR or other tests for COVID-19 infection.

In addition, each country has its own regulatory approval requirements.  We would need to comply with the regulatory requirements of each country before we are permitted to sell in that country.  There can be no assurance that governmental agencies, including the FDA, will provide clearance of our COVID Test.  Failure to achieve widespread market acceptance of our COVID Test, or failure to achieve regulatory clearance of our COVID Test, could materially harm our business, financial condition, and results of operations.  Our COVID Test is a new test that has not yet generated any revenue and may not result in any revenue for us.

Risks Related to This Offering

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 781,250 shares of our common stock are sold at a price of $16.00 per share pursuant to this prospectus which was the last reported sale price of our common stock on the NASDAQ on March 19, 2020, for aggregate gross proceeds of $12,090,000 after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $14.56 per share, representing a difference between our as adjusted net tangible book value per share as of November 30, 2019 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” on page S-11 of this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We may issue up to $12,500,000 of common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock. See “Plan of Distribution” on page S-16 of this prospectus for more information about the possible adverse effects of our sales under the sales agreement.

It is not possible to predict the actual number of shares we will sell under the At Market Issuance Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the At Market Issuance Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the At Market Issuance Sales Agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period.  Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the success, safety and efficacy of our products, product approvals, product sales, revenues, development timelines, product acquisitions, liquidity and capital resources and trends, and other statements containing forward-looking words, such as, “believes,” “may,” “could,” “would,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “plans,” “seeks,” or “continues” or the negative thereof or variation thereon or similar terminology (although not all forward-looking statements contain these words). Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Readers should not put undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified; therefore, our actual results may differ materially from those described in any forward-looking statements. The risks and uncertainties include those noted in our SEC filings or any applicable prospectus supplement.

We urge you to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus and any prospectus supplement. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent that we are required to do so by law.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with B. Riley FBR.

We intend to use the net proceeds from this offering, if any, for general corporate purposes, including, without limitation, sales and marketing activities, clinical studies and product development, making acquisitions of assets, businesses, companies or securities, capital expenditures, and for working capital needs. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. Our net tangible book value of our common stock on November 30, 2019 was approximately $3,265,431, or approximately $0.33 per share of common stock based on 9,851,090 shares outstanding. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

After giving effect to the sale of our common stock pursuant to this prospectus in the aggregate amount of $12,500,000 at an assumed offering price of $16.00 per share, the last reported sale price of our common stock on the NASDAQ on March 19, 2020, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of November 30, 2019 would have been $15,355,431, or $1.44 per share of common stock. This represents an immediate increase in the net tangible book value of $1.11 per share to our existing stockholders and an immediate dilution in net tangible book value of $14.56 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share		$16.00
Net tangible book value per share as of November 30, 2019	$0.33
Increase in net tangible book value per share after this offering	$1.11
As-adjusted net tangible book value per share after this offering		$1.44

Dilution per share to new investors in this offering		$14.56

The above discussion and table are based on approximately 9,851,090 shares of our common stock outstanding as of November 30, 2019 and excludes the following:

•         571,429 shares of Series A Preferred Stock issued on February 26, 2020;

•         721,125 shares of our common stock sold under our prospectus supplement dated December 1, 2017 since November 30, 2019;

•         1,386,834 shares of our common stock issuable upon the exercise of options outstanding as of November 30, 2019, having a weighted average exercise price of $2.09 per share;

•          13,625 shares of our common stock reserved for future issuance as of November 30, 2019 under our 2010 Stock Incentive Plan;

•          46,750 shares of our common stock reserved for future issuance as of November 30, 2019 under our 2014 Stock Incentive Plan; and

•         273,916 shares of our common stock reserved for future issuance under our 2017 Stock Incentive Plan.

DIVIDEND POLICY

We do not currently anticipate declaring or paying cash dividends on our capital stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our First Amended and Restated Certificate of Incorporation, Bylaws and our Series A Certificate of Designation, as corrected, the Certificate of Designation. The summary does not purport to be complete and is qualified in its entirety by reference to our First Amended and Restated Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Series A Preferred Stock

On February 26, 2020, we completed the sale of our Series A Preferred Stock in a private placement.  As of March 19, 2020, there were 571,429 shares of Series A Preferred Stock outstanding.

The Series A Preferred Stock are convertible at the option of the holder at any time into our common stock, or the Conversion Shares, at a conversion rate determined by dividing the Series A Original Issue Price by the Series A Conversion Price (each as defined in the Certificate of Designation) in effect at the time of conversion. This formula initially results in a one-to-one conversion ratio. The Series A Conversion Price is subject to adjustment for stock splits and the like subsequent to the date of issuance of the Series A Preferred Stock, or the Issuance Date.  In addition, the Series A Conversion Price is subject to customary weighted-average anti-dilution adjustments in the event of certain dilutive issuances of shares of our common stock or convertible securities subsequent to the Issuance Date.

We may require the conversion of all of the outstanding Series A Preferred Stock if the closing sale price of our common stock equals or exceeds $9.00 for a period of five (5) consecutive trading days with a minimum average trading volume of 35,000 shares per day over such period; provided, that, on such date, the Conversion Shares are registered for resale under the Securities Act or are otherwise eligible for resale pursuant to Rule 144 thereunder.

Notwithstanding the foregoing, prior to the receipt of all approvals, if any, of our stockholders necessary for purposes of the rules and regulations of the applicable Trading Market (as defined in the Stock Purchase Agreement related to the issuance of the Series A Preferred Stock), the Series A Preferred Shares shall not be converted into shares of Common Stock: (i) in the aggregate into more than 19.99% of the shares of Common Stock outstanding immediately prior to the Issuance Date, subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization, or (ii) by any beneficial holder (as such term is defined under Rule 13d-3 of the Exchange Act) or “group” (as such term is defined under Rule 13d-5 of the Exchange Act), such beneficial holder or group, referred to as a Capped Holder, if (A) the aggregate number of shares of our common stock issued to such Capped Holder upon such conversion and any Conversion Shares then held by the Capped Holders, plus (B) the number of shares of our common stock underlying the Series A Preferred Stock that would be held at such time by the Capped Holders (after giving effect to such conversion), plus (C) the aggregate number of shares of our common stock held by such Capped Holder as of immediately prior to the Issuance Date, would in the aggregate exceed more than 19.99% of the shares of our common stock outstanding immediately prior to the Issuance Date, then such Capped Holder shall be entitled to convert such number of Series A Preferred Stock as would result in the sum of clauses (A), (B) and (C) (after giving effect to such conversion) being equal to 19.99% of the shares of our common stock outstanding immediately prior to the Issuance Date, in each case, subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization.  Any Series A Preferred Stock which a holder has elected to convert but which, by reason of the previous sentence are not so converted, shall be treated as if the holder had not made such election to convert such shares into our common stock and such Series A Preferred Stock shall remain outstanding.

The Series A Preferred Stock accrue annual preferred dividends at a rate of $0.175 per share. The shares of Series A Preferred Stock are also entitled to receive participating dividends. Except for certain protective provisions, the shares of Series A Preferred Stock have no voting rights.

In the event of a liquidation, dissolution or winding up of us, or a Deemed Liquidation Event (as defined in the Certificate of Designation) the holders of Series A Preferred Stock are eligible to receive the greater of (i) an amount equal to the Series A Original Issue Price, plus an amount equal to accrued and unpaid dividends thereon, or (ii) such amount per share as would have been payable had all Series A Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

The Series A Preferred Stock contain certain protective provisions, and requires the consent of the holders of a majority of the Series A Preferred Stock prior to the Company: amending the Certificate of Designation; amending its governing documents in a manner that impairs or reduces the rights of the Series A Preferred Stock; for a period of three years following the Issuance Date, authorizing or reclassifying shares of capital stock (or amending terms of capital stock) on parity or senior to the Series A Preferred Stock; or purchasing or redeeming shares of capital stock.

Board Observer Agreement

In connection with the issuance of the Series A Preferred Stock, on February 26, 2020, we entered into a Board Observer Agreement with the purchaser of the Series A Preferred Stock, or the Series A Purchaser. The Board Observer Agreement provides that for the longer of three years following the Closing of the sale of the Series A Preferred Stock or for so long as the Series A Purchaser holds any Series A Preferred Stock, the Series A Purchaser will have the right to appoint one individual to attend and observe meetings of our board of directors, such individual referred to as the Observer, subject to certain exceptions.

Registration Rights Agreement

In connection with the issuance of the Series A Preferred Stock, on February 26, 2020, we entered into a Registration Rights Agreement with the Series A Purchaser that will, among other things, require us to register the shares of our common stock issuable upon conversion of the Series A Preferred Stock, or the Registrable Securities, as described below.

The holders of at least a majority of the Registrable Securities then outstanding may request that we file a registration statement with respect to the resale of outstanding Registrable Securities held by such holders, subject to specified exceptions.  These registration rights will not become effective until the earlier of nine months following the Closing of the sale of the Series A Preferred Stock and the date on which all Series A Preferred Stock have been converted into Conversion Shares.  We will be required to effect at most one registration in response to these demand registration rights pursuant to the Registration Rights Agreement.

If we propose to register any shares of our common stock, either for our own account or for the account of other stockholders, in connection with the public offering of such shares solely for cash (with certain exceptions, including any offerings made pursuant to the sales agreement with B. Riley FBR), the holders of the Registrable Securities then outstanding are each entitled to notice of the registration and will have the right to include their Registrable Securities in such registration.  We will be required to effect at most two registrations in response to these piggyback registration rights pursuant to the Registration Rights Agreement.

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue 25,000,000 shares of common stock, par value $0.08 per share. As of November 30, 2019, there were 9,851,090 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of common stock are entitled to receive dividends on a pro rata basis as may be declared by our board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are, and all shares of our common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Anti-Takeover Effects of Provisions of Our First Amended and Restated Certificate of Incorporation, Bylaws and Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Our First Amended and Restated Certificate of Incorporation and Bylaws, among other things, prohibit cumulative voting in the election of directors. The First Amended and Restated Certificate of Incorporation authorizes the board of directors to issue up to 5,000,000 shares of preferred stock and to determine the rights, preferences and privileges of these shares of preferred stock without any further vote or action by the stockholders, and specifies that the authorized number of directors may be changed only by a resolution of the board of directors. Special meetings of the stockholders may be called only by the board of directors, the chairman of the board of directors or the President or Secretary. The provisions described above could have the effect of making it more difficult for a third-party to acquire a majority of our outstanding voting stock, or delay, prevent or deter a merger, acquisition or tender offer in which our stockholders could receive a premium for their shares, a proxy contest or other change in our management.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “BMRA.” On March 19, 2020, the last reported sale price for our common stock on the NASDAQ Capital Market was $16.00 per share.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Issuer Direct. The transfer agent and registrar’s address is 1981 East 4800 So, Suite 100, Salt Lake City, Utah 84117.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with B. Riley FBR on December 1, 2017 which we filed as an exhibit to our Current Report on Form 8-K on December 1, 2017 and incorporate by reference in this prospectus supplement and the accompanying prospectus.  Under the terms of the sales agreement, we may offer and sell up to $12,500,000 of shares of our common stock from time to time through the sales agent. Sales of shares of our common stock, if any, under this prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act.

We will pay the sales agent commissions for its services in acting as agent in the sale of our common stock at a commission rate equal to 3.0% of the gross sale price per share sold. The sales agent may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the sales agent and/or purchasers of shares of common stock for whom it may act as agent or to whom it may sell as principal. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the sales agent under the sales agreement, will be approximately $35,000. We have also agreed to reimburse the sales agent for its reasonable out-of-pocket expenses, including attorney’s fees, in an amount not to exceed $25,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, B. Riley FBR will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley FBR against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

The prospectus in electronic format may be made available on websites maintained by the sales agent.

The sales agent and its affiliates have in the past and may in the future provide various investment banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees. To the extent required by Regulation M, the sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California. Certain legal matters will be passed upon for B. Riley FBR by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended May 31, 2019 have been audited by PFK, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC.  As permitted by SEC rules, this prospectus supplement and the accompanying prospectus form a part of the registration statement, but do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•         Our Annual Report on Form 10-K for the fiscal year ended May 31, 2019, as filed with the SEC on August 29, 2019;

•         Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on September 24, 2019;

•         Our Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 2019 and November 30, 2019, as filed with the SEC on October 15, 2019 and January 14, 2020, respectively;

•         Our Current Reports on Form 8-K, as filed with the SEC on June 5, 2019, September 4, 2019, December 13, 2019, February 27, 2020, and March 18, 2020; and

•         The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on August 23, 2016 and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Biomerica, Inc.

17571 Von Karman Ave.

Irvine, California 92614

Telephone: (949) 645-2111

Attention: Investor Relations

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

$45,000,000

BIOMERICA, INC.

Common Stock

From time to time, we may offer and sell shares of our common stock with total gross proceeds of up to $45,000,000.

This prospectus provides a general description of the terms that may apply to an offering of our common stock. Each time we offer shares of our common stock, we will provide a supplement to this prospectus that contains specific information about the offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in our common stock.

This prospectus may not be used to consummate a sale of our common stock unless accompanied by a prospectus supplement.

Our common stock is traded on the NASDAQ Capital Market under the symbol “BMRA.” On June 29, 2017, the last reported sale price of our common stock was $2.66 per share.

As of June 29, 2017, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $17,234,808 based on 6,479,251 shares of common stock held by non-affiliates and the last reported sale price of our common stock on such date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We may sell shares of our common stock directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our common stock with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such shares and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 20, 2017.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock in one or more offerings up to a total aggregate offering price of $45,000,000. This prospectus provides you with a general description of our common stock.

All references to “Company” “we,” “our” or “us” refer solely to Biomerica, Inc.

Each time we sell shares of our common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in our common stock.

Neither we, nor any agent, underwriter, dealer, salesperson or other person has authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus in connection with the offer made by this prospectus, any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it.

This prospectus, any accompanying prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus is correct on any date after their respective dates or that any information we have incorporated by reference is correct on any date after the date of the document incorporated by reference, even though this prospectus, any accompanying prospectus supplement or any related free writing prospectus may be delivered or securities may be sold on a later date.

Investing in our securities involves a high degree of risk. You should carefully consider the section entitled “Risk Factors”in this prospectus, any accompanying prospectus supplement and any related free writing prospectus before you invest in our securities.

You should also carefully read the additional information described in the sections entitled “Incorporation of Certain Documents by Reference”and “Where You Can Find More Information” before you invest in our securities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. We have attempted to identify forward-looking statements by using words such as “may,” “believe,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “should,” “continue,” “potential,” “plan,” “forecasts,” “goal,” “seek,” “intend,” other forms of these words or similar words or expressions or the negative thereof.

We have based our forward-looking statements on our expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in the section entitled “Risk Factors” in this prospectus and in any accompanying prospectus supplement, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements.

You should read this prospectus in its entirety, together with any accompanying prospectus supplement, the documents that we file as exhibits to the registration statement of which this prospectus is a part, and the documents that we incorporate by reference into this prospectus and any accompanying prospectus supplement, with the understanding that our future results may be materially different from what we currently expect. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

We qualify all of our forward-looking statements by these cautionary statements.

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ABOUT THE COMPANY

The following is a summary of what we believe to be the most important aspects of our business. Please read the additional information in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Our Company

We are a medical device company that develops, manufactures, and markets medical diagnostic products designed for the early detection and monitoring of chronic diseases and medical conditions. Our medical diagnostic products are sold worldwide in two primary markets: 1) clinical laboratories and 2) point of care (physicians’ offices and over-the-counter drugstores). Our diagnostic test kits are used to analyze blood, urine, or fecal specimens from patients in the diagnosis of various diseases and other medical complications, or to measure the level of specific hormones, antibodies, antigens or other substances, which may exist in the human body in extremely small concentrations. Our focus is on products for gastrointestinal, food intolerances, diabetes and esoteric tests. These diagnostic test products utilize immunoassay technology.

Corporate Information

We were originally incorporated in Delaware in September 1971 as Nuclear Medical Systems, Inc. We also have two wholly owned subsidiaries, Biomerica de Mexico, established for future use as a maquiladora, and BioEurope GmbH, which acts as a distributor of Biomerica products in certain markets. Our principal executive offices are located at 17571 Von Karman Avenue, Irvine, California 92614, and our telephone number is (949) 645-2111. Our corporate website address is www.biomerica.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in (i) the sections entitled “Risk Factors”in our most recent Annual Report on Form 10-K and subsequent quarterly, annual and other reports, each as filed with the SEC, which are incorporated by reference in this prospectus in their entirety and (ii) any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including in any applicable prospectus supplement or related free writing prospectus. For more information, see the sections entitled “Incorporation of Certain Documents by Reference”and “Where You Can Find More Information.”Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In addition, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in this prospectus and in the documents incorporated by reference in this prospectus. For more information, see “Special Note Regarding Forward-Looking Information.”

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of our common stock offered hereby for working capital and general corporate purposes, which may include capital expenditures, debt repayment, research and development, sales and marketing and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any common stock sold pursuant to the prospectus supplement or free writing prospectus. Our management will have broad discretion in the allocation of the net proceeds from this offering.

Pending the application of the net proceeds, we may invest the net proceeds in short-term, investment grade, interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

5

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our First Amended and Restated Certificate of Incorporation and Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our First Amended and Restated Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue 25,000,000 shares of common stock, par value $0.08 per share. As of June 29, 2017, there were 8,511,173 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of common stock are entitled to receive dividends on a pro rata basis as may be declared by our board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Anti-Takeover Effects of Provisions of Our First Amended and Restated Certificate of Incorporation, Bylaws and Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination”with an “interested stockholder”for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination”includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder”is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Our First Amended and Restated Certificate of Incorporation and Bylaws, among other things, prohibit cumulative voting in the election of directors. The First Amended and Restated Certificate of Incorporation authorizes the board of directors to issue up to 5,000,000 shares of preferred stock and to determine the rights, preferences and privileges of these shares of preferred stock without any further vote or action by the stockholders, and specifies that the authorized number of directors may be changed only by a resolution of the board of directors. Special meetings of the stockholders may be called only by the board of directors, the chairman of the board of directors or the President or Secretary. The provisions described above could have the effect of making it more difficult for a third-party to acquire a majority of our outstanding voting stock, or delay, prevent or deter a merger, acquisition or tender offer in which our stockholders could receive a premium for their shares, a proxy contest or other change in our management.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “BMRA.”On June 29, 2017, the last reported sale price for our common stock on the NASDAQ Capital Market was $2.66 per share.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Interwest Transfer Co. The transfer agent and registrar’s address is 1981 East 4800 So, Suite 100, Salt Lake City, Utah 84117.

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PLAN OF DISTRIBUTION

We may sell shares of our common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell shares of our common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute shares of our common stock from time to time in one or more transactions:

•  at a fixed price or prices, which may be changed;

•  at market prices prevailing at the time of sale;

•  at prices related to such prevailing market prices; or

•  at negotiated prices.

We may also sell shares of our common stock covered by this registration statement in an “at the market offering”as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•  on or through the facilities of the NASDAQ Capital Market or any other stock exchange or quotation or trading service on which our common stock may be listed, quoted or traded at the time of sale; and/or

•  to or through a market maker other than on the NASDAQ Capital Market or such other stock exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of our common stock, including, to the extent applicable:

•  the name or names of any underwriters, dealers or agents, if any;

•  the purchase price of the common stock and the proceeds we will receive from the sale;

•  any over-allotment options under which underwriters may purchase additional common stock from us;

•  any agency fees or underwriting discounts and other items constituting agents’or underwriters’compensation;

•  any public offering price;

•  any discounts or concessions allowed or reallowed or paid to dealers; and

•  any securities exchange or market on which our common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the common stock offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions unless otherwise specified in the prospectus supplement, the underwriters will be obligated to purchase all of the common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

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We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to any offering pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered”short sales or “naked”short sales. Covered short sales are short sales made in an amount not greater than the underwriters’over-allotment option to purchase additional shares in the offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares of our common stock in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on the NASDAQ Capital Market, or any other stock exchange or which our common stock may be listed at the time of sale, may engage in passive market making transactions in our common stock on the NASDAQ Capital Market or such other stock exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the shares of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for our common stock; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of the shares.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the common stock offered by this prospectus. If such transactions are commenced, they may be discontinued without notice at any time.

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LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the shares of common stock offered by this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

PKF, LLP, (formerly PKF, Certified Public Accountants, A Professional Corporation) an independent registered public accounting firm, has audited the consolidated financial statements of Biomerica, Inc. and Subsidiaries included in our Annual Report on Form 10-K, for the years ended May 31, 2015 and 2016 as set forth in their report on our consolidated financial statements, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Biomerica, Inc. and Subsidiaries are incorporated by reference in reliance on PKF, LLP’s reports, given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate”into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The following documents previously filed by us with the SEC are incorporated in this prospectus by reference:

•  Our Annual Report on Form 10-K for the year ended May 31, 2016, filed with the SEC on August 29, 2016;

•  Our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2016, November 30, 2016, and February 28, 2017, filed with the SEC on October 17, 2016, January 17, 2017, and April 14, 2017;

•  Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 28, 2016;

•  Our Current Reports on Form 8-K filed with the SEC on July 18, 2016, August 10, 2016 and September 12, 2016; and

•  The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on August 23, 2016 and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date the initial registration statement is initially filed and prior to the termination of this offering, provided that nothing in this prospectus shall be deemed to incorporate portions of documents or information “furnished”and not “filed”with the SEC.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference at no cost. Requests should be made to:

Zackary Irani

Chairman & Chief Executive Officer

Biomerica, Inc.

17571 Von Karman Avenue Irvine, California 92614

(949) 645-2111

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any accompanying prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

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$12,500,000

BIOMERICA, INC.

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley FBR

March 20, 2020